Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2008, accompanying the consolidated financial statements included in the Annual Report of Continental Resources, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Continental Resources, Inc. on Form S-8 (File No. 333-145320, effective August 10, 2007).

/s/    GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 13, 2008